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Exhibit 4.07


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                                                                    EXHIBIT 4.07

               AMENDMENT NUMBER SEVEN TO INVESTOR RIGHTS AGREEMENT

        The undersigned hereby consents and agrees to this Amendment (this "Amendment") of that certain Investor Rights Agreement, dated as of March 31, 1992 and amended as of April 1, 1992, January 20, 1995, July 12, 1995, August 30, 1995, December 2, 1995 and March 14, 1996 (the "Agreement"), among Macromedia, Inc., a Delaware corporation formerly named MMAW Consolidation Corp. (the "Company"), and the Investors listed on Schedule A thereto, James R. Von Ehr, II, Kevin F. Crowder, Frederick Krueger, Richard Krueger, Josh Rosen, Mats Myrberg, John Dalton, Anthony Wood and Stephen Shannon. The undersigned is currently a "Holder" as defined in the Agreement. This Amendment is contingent upon the closing of the merger of Newco, a Delaware corporation and wholly-owned subsidiary of Macromedia, with and into FutureWave Software, Inc., a California corporation ("FWS"), in a reverse triangular merger (the "Merger"), with FWS to be the surviving corporation. The Amendment will be deemed given as of the date of the consummation of the Merger. References to Sections and capitalized terms in this Amendment that are not otherwise defined herein will have the meaning ascribed to them in the Agreement.

        1.     S-3 REGISTRATION OF FWS SHARES

               (a) After the date hereof, Charles Jackson, Jonathan Gay, Robert Tatsumi and Michelle Welsh (referred to herein as the "FWS Shareholders") may request in writing that the Company effect a registration on Form S-3 for the resale by such FWS Shareholder of all or any of the shares of Macromedia Common Stock that the Company issues to such FWS Shareholder upon consummation of the Merger (the shares of Macromedia Common Stock to be issued to the FWS Shareholders or any of them upon the Merger are referred to as the "FWS Shares"), and any related qualification or compliance with respect to all or a part of the FWS Shares owned by such FWS Shareholder. Upon receipt of such request, the Company will:

                      (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to the other FWS Shareholder(s); and

                      (ii) file a registration statement on Form S-3 as provided above within 30 days after receipt of such request and, as soon as practicable, effect such registration (and all such qualifications and compliances as may be so requested) as would permit the sale and distribution of all or such portion of such FWS Shareholder's FWS Shares as are specified in such request, together with all or a portion of the FWS Shares of the other FWS Shareholder joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however:

                             (A) that the FWS Shareholder(s) will sell FWS
Shares pursuant to such registration only during an "FWS Permitted Window" (as defined below), only in "brokers' transactions" (as defined in Rule 144 under the Act) and only



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during the two-year period commencing with the effective date of the Merger and the Company will have no obligation to keep a registration statement on Form S-3 effective and/or current after two years following the effective date of the Merger;

                             (B) no FWS Shareholder will sell any FWS Shares,
and no FWS Permitted Window will commence, until after the publication of the first quarterly financial statements of the Company that include at least 30 days of combined operating results of the Company and FWS;

                             (C) no FWS Shareholder will sell pursuant to such
registration, within 12 months after the date on which the Merger is consummated, 50% or more of the FWS Shares issued to such FWS Shareholder;

                             (D) that, if the Company furnishes to the FWS
Shareholder(s) a certificate signed by the President or the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time (or, in the case a "Notice of Resale" (as defined below) has been given, that it would be seriously detrimental to the Company and its stockholders for the FWS Permitted Window to commence or continue at such time) due to the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would in the good faith judgment of the Board of Directors of the Company be premature or otherwise inadvisable at such time and would have a material adverse affect upon the Company and its stockholders, the Company will have the right to defer the filing of the Form S-3 registration statement (or the commencement or continuation of the FWS Permitted Window, as the case may be)during any period in which the securities trading window is closed for the Company's directors and executive officers; and

                             (E) that the Company will not be required to effect
any such registration, qualification or compliance in any particular jurisdiction in which the Company would thereby be required to qualify to do business or to execute a general consent to service of process.

For the purposes of this Section 1, a "FWS Permitted Window" is a period commencing on the third business day after the release of the Company's quarterly or annual earnings report, as the case may be, to the public and ends thirty days before the end of the next fiscal quarter. In order to cause an FWS Permitted Window to commence, an FWS Shareholder must first give written notice to the Company of such FWS shareholder's present intention to sell some or all of such FWS Shareholder's FWS Shares pursuant to such registration (a "Notice of Resale"). Upon receipt of such Notice of Resale, the Company will give written notice to the FWS Shareholder as soon as practicable, but in no event more than five business days after such receipt, that the prospectus contained in the registration statement is current (it may be necessary for the Company during this period to supplement the prospectus or make an appropriate filing under the 1934 Act so as to cause the prospectus to become current) and that the FWS Permitted Window will commence on the date of such notice by the Company or that the Company is required



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under the Act and the regulations thereunder to amend the registration statement in order to cause the prospectus to be current (unless a certificate of the President or the Chief Executive Officer is delivered as provided in (ii)(D) above). In the event that the Company determines an amendment is necessary as provided above, it will file and cause the amendment to become effective as soon as practicable; whereupon it will notify the FWS shareholder that the FWS Permitted Window will then commence.

               (b) All expenses incurred in connection with such registration, and any related qualification or compliance, including, without limitation, all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the FWS Shareholders (the fees of such counsel not to exceed $20,000) shall be borne by the Company.

               (c) A registration effective pursuant to this Section 1 will not be counted as a demand for registration under Section 1.2 of the Agreement and will not trigger any registration or notice rights under Section 1.3 or 1.12 of the Agreement.

               (d) Paragraphs (b), (c), (d) and (f) of Section 1.4 of the Agreement will apply to a registration under this Section 1, provided that the term "Holder" will, for the purposes hereof be deemed to refer only to the FWS Shareholders.

               (e) It will be a condition precedent to the obligations of the Company to register pursuant to this Section 1 any FWS Shares of any FWS Shareholders that such FWS Shareholders furnish to the Company for inclusion in the S-3 registration statement such information regarding such FWS Shareholder and the FWS Shares held by such FWS Shareholder as will be required to effect the registration of such FWS Shareholders of FWS Shares; provided, however that no FWS Shareholders will be required to make any representations or warranties or agreements with the Company except as to such matters.

        2. AMENDMENT OF DEFINITIONS OF "REGISTRABLE SECURITIES" AND "HOLDERS." For purposes of Sections 1.9, 1.10, 1.11(a), (c) and (d), 1.13, 1.14, 1.15
(provided that the market stand-off provided for in Section 1.15 will apply to the FWS Shares only if the FWS Shareholders are permitted to include their FWS Shares in the applicable registration without limitation) 1.16 and 3.1 through
3.9 (except that, notwithstanding anything to the contrary in Section 3.9, no amendment to the Agreement that materially changes this Amendment may be made without the written consent of the FWS Shareholder(s) holding at least a majority of the FWS Shares) of the Agreement (specifically excluding the other Sections of this Agreement), (a) the term "Registrable Securities" will be deemed to include the FWS Shares and (b) the term "Holders" will be deemed to include the FWS Shareholders so long as such individuals hold FWS Shares. The provisions of Section 1.2, 1.3, 1.5, 1.6, 1.7, 1.8, 1.11(b), 1.12, 2.1, 2.2,
2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 will not apply to the FWS Shareholders or any of their FWS Shares. The provisions of Section 1.4 will apply to the FWS Shareholders and their shares of Macromedia Common Stock only to the extent explicitly provided for in Section 1 of this Amendment.

        3. EFFECTIVENESS OF AMENDMENT. As provided in Section 3.9 of the Agreement, this Amendment shall be binding upon each holder of any Registrable Securities then



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outstanding, any future holder of such Registrable Securities and the Company.
This Amendment shall be effective when (a) the written consent of Macromedia and the holders of a majority of the Registrable Securities currently outstanding is obtained, and (b) the Merger has been consummated as evidenced by the filing of the Agreement of Merger, the Articles of Merger and such other certificates and agreements as may be required by the Secretaries of State of the States of Delaware and California. This Consent shall be void and have no effect if the Agreement and Plan of Reorganization dated as of December 31, 1996 is terminated in accordance with its terms before the Merger is consummated.

        4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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MACROMEDIA, INC.                             HOLDER OF REGISTRABLE SECURITIES


By: /s/ Robert K. Burgess
    ----------------------------------       -----------------------------------
    Robert K. Burgess,                       Authorized Signature
    President

                                             -----------------------------------
                                             Printed Name

                                             -----------------------------------
                                             Authorized Signature

                                             -----------------------------------
                                             Printed Name



ACCEPTANCE BY THE FWS SHAREHOLDERS

Agreed to and Accepted:

Charles H. Jackson and Hallie E. Jackson, as Trustees FOB the Jackson Living Trust

/s/ Charles H. Jackson
------------------------------------------
Charles H. Jackson, Trustee

/s/ Hallie E. Jackson
------------------------------------------
Hallie E. Jackson, Trustee

/s/ Jonathan Gay
------------------------------------------
Jonathan Gay

/s/ Robert Tatsumi
------------------------------------------
Robert Tatsumi

/s/ Michelle Welsh
------------------------------------------
Michelle Welsh


                  [SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO
                           INVESTOR RIGHTS AGREEMENT]



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